  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 20, 1999.
                                                   Registration No. 333-________

--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM S-8


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          AMERICAN ECOLOGY CORPORATION

             (Exact name of registrant as specified in the charter)


          DELAWARE                                     95-3889638
------------------------------------         -----------------------------------
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                   Identification Number)


                AMERICAN ECOLOGY CORPORATION AMENDED AND RESTATED
                         1992 EMPLOYEE STOCK OPTION PLAN

                            (Full title of the plan)

                                  L. Gary Davis
                          AMERICAN ECOLOGY CORPORATION
                            805 West Idaho, Suite 200
                             Boise, Idaho 83702-1779

                     (Name and address of agent for service)

                                 (208) 331-8400

          (Telephone number including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
 TITLE OF SECURITIES        AMOUNT TO BE       PROPOSED MAXIMUM      PROPOSED MAXIMUM         AMOUNT OF
   TO BE REGISTERED        REGISTERED(1)      OFFERING PRICE PER    AGGREGATE OFFERING    REGISTRATION FEE
                                                   SHARE(2)             PRICE(2)
-------------------------------------------------------------------------------------------------------------
Common stock, $0.01           500,000                $1.50             $750,000.00             $198.00
per share par value
("Common Stock")
=============================================================================================================

(1) Represents the additional number of shares of Common Stock which could be purchased pursuant to the above stock option plan, as amended.

(2) Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(c) and (h) based on the market price on December 17, 1999, with respect to 500,000 additional shares of Common Stock available for issuance under the stock option plan identified above.

This Registration Statement covers 500,000 additional shares of American Ecology Corporation (the "Company") common stock which may be issued to its employees as allowed in the American Ecology

Corporation Amended and Restated 1992 Employee Stock Option Plan ("Plan"). Previously, the Company registered 600,000 shares December 16, 1992 and 200,000 shares July 21, 1994 for issuance as allowed in the Plan. These previous registrations (Nos. 33 - 55762 and 33 - 81814) are hereby incorporated by reference pursuant to General Instruction E to Form S-8.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS.

Exhibit No.    Exhibit

  5 Opinion and consent of Robert M. Trimble, Secretary and General Counsel of the Company, regarding stock

 23.1          Consent of Balukoff Lindstrom & Company, N.A.

*99.1 American Ecology Corporation Amended and Restated 1992 Employee Stock Option Plan (incorporated by reference as Exhibit A of the Company's Proxy Statement dated April 13, 1999)

-----------

* Incorporated by reference.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on this 17th day of December, 1999.

                                       AMERICAN ECOLOGY CORPORATION

                                       By:  /s/ Jack K. Lemley
                                           -------------------------------------
                                            Jack K. Lemley
                                            Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Jack K. Lemley                          Chairman of the Board                       December 17, 1999
------------------------------------        Chief Executive Officer and President
Jack K. Lemley


/s/ James R. Baumgardner                    Senior Vice President and                   December 17, 1999
------------------------------------        Chief Financial Officer
James R. Baumgardner


/s/ Rotchford L. Barker                     Director                                    December 17, 1999
------------------------------------
Rotchford L. Barker


/s/ Paul C. Bergson                         Director                                    December 17, 1999
------------------------------------
Paul C. Bergson


/s/ Keith D. Bronstein                      Director                                    December 17, 1999
------------------------------------
Keith D. Bronstein


/s/ Patricia M. Eckert                      Director                                    December 17, 1999
------------------------------------
Patricia M. Eckert


/s/ Edward F. Heil                          Director                                    December 17, 1999
------------------------------------
Edward F. Heil


/s/ Paul F. Schutt                          Director                                    December 17, 1999
------------------------------------
Paul F. Schutt


/s/ John J. Scoville                        Director                                    December 17, 1999
------------------------------------
John J. Scoville

                                 EXHIBIT INDEX

Exhibit No.    Exhibit
-----------    -------
  5            Opinion and consent of Robert M. Trimble, Secretary and General
               Counsel of the Company, regarding stock

 23.1          Consent of Balukoff Lindstrom & Company, P.A.

*99.1          American Ecology Corporation Amended and Restated 1992 Employee
               Stock Option Plan (incorporated by reference as Exhibit A of the
               Company's Proxy Statement dated April 13, 1999)

--------------------

* Incorporated by reference.